UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2018

DOWDUPONT INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38196 (Commission file number)	81-1224539 (IRS Employer Identification No.)

c/o The Dow Chemical Company	c/o E. I. du Pont de Nemours and Company
2211 H.H. Dow Way, Midland, MI 48674	974 Centre Road, Wilmington, DE 19805
(989) 636-1000	(302) 774-1000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 - Changes in Registrant's Certifying Accountant
On December 13, 2018, the Audit Committee of the Board of Directors (the “Audit Committee”) of DowDuPont Inc. (the “Company”), appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2019.
On August 31, 2017, The Dow Chemical Company (“Historical Dow”) and E. I. du Pont de Nemours and Company (“Historical DuPont”) each merged with subsidiaries of the Company and, as a result, became subsidiaries of the Company (the “Merger”). Deloitte & Touche LLP is and is expected to continue as the independent registered public accounting firm for the audit of Historical Dow. Historical Dow was determined to be the accounting acquirer in the Merger and, as a result, Deloitte & Touche LLP has served and is serving as the independent registered public accounting firm for the audits of the Company’s consolidated financial statements appearing in the Company’s annual reports on Form 10-K for the years ending December 31, 2017 and December 31, 2018. PricewaterhouseCoopers LLP is and is expected to continue as the registered public accounting firm for the audit of Historical DuPont.
The Audit Committee’s action is part of the Company’s planned activities related to its intended separation into three independent, publicly traded companies - one for each of its materials science, agriculture and specialty products businesses (the “separations”). The separations are currently anticipated to occur through successive distributions to the Company’s stockholders of the common stock of Dow Holdings Inc., the entity that is expected to hold the materials science business, and of Corteva, Inc., the entity that is expected to hold the agriculture business (the “distributions”). The action replaces Deloitte & Touche LLP, which effectively did not stand for re-election, as the independent registered public accounting firm of the Company and will become effective upon Deloitte & Touche LLP’s completion of its procedures on the consolidated financial statements of the Company as of and for the fiscal year ending December 31, 2018 and the filing of the related annual report on Form 10K.
Deloitte & Touche LLP is and is expected to continue as the independent registered public accounting firm for the Company’s subsidiary registrants, Historical Dow and Union Carbide Corporation. In connection with the separation and distribution of the materials science business, Deloitte & Touche LLP is also expected to serve as the independent auditor of Dow Holdings Inc. In connection with the separation and distribution of the agriculture business, PricewaterhouseCoopers LLP is expected to serve as the independent auditor of Corteva and of Historical DuPont. After the separations and distributions, the Company will hold the specialty products business and will be renamed DuPont.
The audit report of Deloitte & Touche LLP on the consolidated financial statements of the Company appearing in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2017, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s fiscal year ended December 31, 2017 and the interim period through December 13, 2018, there were no disagreements between the Company and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure (within the meaning of Item 304(a)(1)(iv) of Regulation SK) and there were no reportable events (as defined by Item 304(a)(1)(v) of Regulation SK). The Company has requested that Deloitte & Touche LLP furnish a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated December 19, 2018, is filed as Exhibit 16.1 to this Form 8K.
PricewaterhouseCoopers LLP participated in a portion of the audit of the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2017 as registered public accounting firm for the audit of Historical DuPont. During the fiscal year ended December 31, 2017 and through the subsequent interim period ended December 13, 2018, other than in the normal course of the audit, the Company did not consult with PricewaterhouseCoopers LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation SK.

Item 9.01. Financial Statements and Exhibits
d) Exhibits.
    Exhibit No.    Description
    16.1    Letter from Deloitte & Touche LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOWDUPONT INC.
Registrant
Date: December 19, 2018

By:	/s/ Jeanmarie F. Desmond	By:	/s/ Ronald C. Edmonds
Name:	Jeanmarie F. Desmond	Name:	Ronald C. Edmonds
Title:	Co-Controller	Title:	Co-Controller
City:	Wilmington	City:	Midland
State:	Delaware	State:	Michigan